QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in Amendment No. 1 to this Registration Statement No. 333-124718 on Form S-1 of our report dated May 6, 2005 relating to the financial statements of Genco Shipping & Trading Limited as of December 31, 2004 and for the period September 27, 2004 (date of inception) through December 31, 2004 appearing in this Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, NY

June 15, 2005

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM